In Madrid, on February 8, 2008

APPEARING PARTIES

(1)	SUNPOWER ENERGY SYSTEMS SPAIN, S.L. (the“Contractor”), with corporate domicile in Madrid, Paseo de la Castellana 86.

(2)	SOLARGEN PROYECTOS E INSTALACIONES, S.L. (the “Owner”), with corporate domicile in C/ Núñez de Balboa, 120, 7º, 28006, Madrid y CIF número B-84299767.

The entities above mentioned shall be jointly referred as the “Parties”.

RECITALS

I.
Whereas on December 28, 2007 the Owner and the Contrator entered into a turnkey agreement (the “Construction Contract”) for the construction of a solar park in Las Casas de Don Pedro (Badajoz), formed by seventy (70) Solar Facilities having between 115 and 122 kWp of peak power and 100 kWe at the inverter. The solar park is divided in two (2) phases, the first phase (the “Fisrt Phase”) to be developed in Site 1 and the second one (the “Second Phase”) to be developed in Site 2.

II.
Whereas on January 31, 2008 the Contractor and the Owner entered into a contract amending the Construction Contract by virtue of which Conditions Precedent set forth in Clause 3.1 sections (i), (ii), (iii) and (iv), were declared fulfilled.

III.
Whereas according to Clause 3 of the Construction Contract, within the period between the sixth (6th) and ninth (9th) Business Day following the date on which the conditions established in (i) to (iv) are met, the Owner should pay the Contractor the amount set forth in Clause 4.2(i) for Phase I in return for the simultaneous granting by the Contractor of the corresponding Performance Bond for such Phase.

IV.	Whereas the Parties have agreed to extend the abovementioned period and to such effects the Parties agree to execute this Contract in accordance with the following

CLAUSES

1.           DEFINED TERMS

All terms in capital letters not expressly defined in this Contract should have the meaning they have in the Construction Contract.

2.           AMENDMENTS TO THE CONSTRUCTION CONTRACT

The Parties agree to extend the period set forth in Clause 3 of the Construction Contract for the payment of the amount set forth in Clause 4.2(i) for Phase I in return for the simultaneous granting by the Contractor of the corresponding Performance Bond for such Phase so that such payment may be done until the twelfth (12th) Business Day following the date on which the conditions established in (i) to (iv) of Clause 3.1 were met, that is until Monday February 18, 2008.

3.           CONSTRUCTION CONTRACT VALIDITY

The Construction Contract will remain in full force and effect except where expressly amended according to this Contract. In particular, this Contract does not amend the execution dates contained in the Implementation Schedule nor may justify any delay in the performance by the Contarctor of its obligations under the Construction Contract.

5.           LAW AND JURISDICTION

(1)
This Contract and all issues that may arise between the Parties in relation hereto or in connection herewith shall be exclusively governed by generally applicable Spanish legislation, to which the Contractor and the Owner expressly submit.

(2)
The Parties agree that any litigation, dispute, issue or claim resulting from the performance or interpretation of this Contract, or directly or indirectly related hereto, shall be definitively resolved by arbitration at law before the Civil and Commercial Court of Arbitration (Corte Civil y Mercantil de Arbitraje (CIMA)) of Madrid in accordance with the Procedural Regulations thereof.

(3)
The Arbitral Tribunal shall be composed of three (3) arbitrators appointed from CIMA’s list of arbitrators: one by the Contractor and the other by the Owner, and the two arbitrators so appointed shall appoint the third one, who shall act as chairman of the arbitral tribunal. Should the two first arbitrators fail to reach an agreement on the appointment of the third arbitrator within ten (10) Business Days following the date of acceptance of office by the second arbitrator, such arbitrator shall be appointed by CIMA.

(4)	The arbitration shall be conducted, and the award shall be rendered, in Madrid (Spain) and in the Spanish language.

(5)	The Parties therefore expressly waive any other jurisdiction to which they may be entitled under Law, and commit to abide by and submit to the arbitration award that may be rendered.

(6)
The Parties expressly waive any other jurisdiction that may apply and submit to the jurisdiction of the Courts and Tribunals of the city of Madrid for any litigation, dispute or claim that by mandate of law may not be resolved by, or submitted to, the arbitration provided under this Clause or, if applicable, for the formalization of the arbitration or the enforcement of the arbitral award.

In witness whereof, the Parties execute this Contract in two (2) counterparts, each of them being an original and having the same effect, in the place and on the date first set forth above.

____________________________
SOLARGEN PROYECTOS E INSTALACIONES SOLARES, S.L.
Signed Rafael Sánchez Castillo

_____________________________
SUNPOWER ENERGY SYSTEMS SPAIN, S.L.
Signed D. Marco Antonio Northland